Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-276131 on Form S-3 of our report dated March 26, 2024 relating to the financial statements of Allurion Technologies, Inc., appearing in the Annual Report on Form 10-K of Allurion Technologies, Inc. for the year ended December 31, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

December 20, 2024